EXHIBIT 5.0

                  [CRAIG AND MACAULEY PROFESSIONAL CORPORATION]

                                                          March ___, 2004

Board of Directors
First Ipswich Bancorp
31 Market Street
Ipswich, MA 01938

      Re:   Registration Statement on Form SB-2

Members of Board of Directors:

      We have acted as counsel to First Ipswich Bancorp, a Massachusetts corporation, (the "Company") in connection with the registration under the Securities Act of 1933, as amended, (the "Act"), pursuant to the Company's registration statement on Form SB-2 (the "Registration Statement") of __________ shares of the Company's common stock, $1.00 par value (the "Common Stock").

      In this capacity, we have examined (i) the Registration Statement, which is to filed with the Securities and Exchange Commission (the "Commission") on the date hereof, (ii) the articles of incorporation of the Company, (iii) the bylaws of the Company, (iv) original or copies, certified or otherwise identified to our satisfaction, of corporate records, agreements, documents, and other instruments of the Company relating to the authorization and issuance of the shares of the Common Stock, and (v) such other matters as we have deemed relevant and necessary as a basis for the opinion hereinafter set forth.

      In conducting our examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such documents. As to various questions of fact material to this opinion letter, and as to the content and form of the articles of incorporation, bylaws, minutes, records, resolutions, and other documents or writings of the Company, this firm has relied, to
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the extent it deems reasonably appropriate, upon representations and certificates of officers or directors of the Company and upon documents, records, and instruments furnished to this firm by the Company, without independent check or verification of their accuracy.

      Based upon our review of the foregoing, it is our opinion that the shares of Commons Stock of the Company covered by the Registration Statement have been duly and validly authorized, and when issued and paid for in accordance with the terms of the offering described in the Registration Statement, will be validly issued, fully paid and nonassessable.

      We here by consent to the filing of this opinion as an exhibit to the Company's Registration Statement and to the references to Craig and Macauley Professional Corporation under the heading "Counsel" in the Prospectus contained in the Registration Statement.

                                                 Very truly yours


                                                 /s/ Craig and Macauley
                                                       Professional Corporation